UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 18, 2016, Adaptimmune Therapeutics plc (the “Company”) issued a press release announcing that it has initiated a Phase I triple tumor study using its wholly owned MAGE-A10 SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell therapy in patients with inoperable or metastatic urothelial cancer (transitional cell cancer of the bladder, ureter, or renal pelvis), melanoma, or squamous cell carcinoma of the head and neck.

This is the first collaborative study under the recently announced multi-year strategic alliance between the Company and The University of Texas MD Anderson Cancer Center, designed to expedite the development of novel adoptive T-cell therapies for multiple types of cancer. The two teams are collaborating in a number of areas including preclinical and clinical development of the Company’s first and second generation SPEAR T-cell therapies across a number of cancers.

The press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in Item 8.01 of this Form 8-K (including the attached Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: October 18, 2016	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 18, 2016